UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1 )
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☐	Soliciting Material Pursuant to §240.14a-12

BRIGHAM EXPLORATION COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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BRIGHAM EXPLORATION COMPANY
6300 Bridge Point Parkway
Building Two, Suite 500
Austin, Texas 78730

SUPPLEMENT TO PROXY STATEMENT FOR THE
SPECIAL MEETING OF STOCKHOLDERS
To Be Held on October 7, 2009

This proxy statement supplement dated September 29, 2009, supplements the proxy statement (which we refer to as the “Proxy Statement”) filed with the Securities and Exchange Commission on September 9, 2009 relating to the Special Meeting of Stockholders of Brigham Exploration Company to be held on Wednesday, October 7, 2009 at 9:00 a.m., local time, at our offices at 6300 Bridge Point Parkway, Building Two, Suite 500, Austin, Texas 78730. Other than as described herein, this supplement does not modify or update the Proxy Statement in any way.

On July 13, 2009, Brigham Exploration Company (“Brigham”) initiated an exchange offer pursuant to which eligible employees of Brigham, Inc. were offered the opportunity to exchange some or all of their outstanding stock options to purchase shares of Brigham common stock in exchange for new options to acquire Brigham shares of common stock.  The exchange offer expired at 11:59 p.m., Eastern Daylight Savings Time, on Monday, August 10, 2009.  Pursuant to the exchange offer, eligible optionholders tendered, and Brigham accepted for cancellation, eligible options to purchase an aggregate of 1,536,975 Brigham shares from 39 participants, representing approximately 56.4% of the total Brigham shares underlying options eligible for exchange in the exchange offer.  On Monday, August 10, 2009, after the cancellation of the options accepted by Brigham in the exchange offer, Brigham granted to eligible option holders who participated in the exchange offer new options to purchase 1,536,975 shares at an exercise price as defined by Brigham’s 1997 Incentive Plan (the “Plan”) of $5.955 per share, which was the mean of the high and low sales price per Brigham share as reported by The Nasdaq Global Select Market on August 10, 2009.  Pursuant to the exchange, the participants exchanged vested and partially vested options for options containing a new 5 year vesting schedule.   Management of Brigham has subsequently agreed to recommend to its Board of Directors that the Plan be amended to eliminate the board’s ability to grant, without stockholder approval, incentive awards under the Plan to participants that have lower exercise prices or cash payments on the condition that participants surrender other incentive awards they may hold that have exercise prices higher than the newly granted awards.

If you have previously delivered your proxy, you do not need to take any action unless you wish to revoke or change your vote on any of the proposals. You may revoke a proxy at any time prior to its exercise by voting at a later time by Internet or telephone; voting in person at the meeting; or delivering to our Corporate Secretary a proxy with a later date or a written revocation of your proxy.